UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 27, 2006
(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	000-30413	6-42466553
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

At its January 27, 2006 meeting, the Board of Directors of Inland Retail Real Estate Trust, Inc. (the “Company”) established the 2006 salaries for the Company’s executive officers as set forth on Exhibit 99.1 hereto, which Exhibit is incorporated into this filing in its entirety.

Also at its January 27, 2006 meeting, the Board of Directors of the Company established targets for its Senior and Executive Officer Incentive Plan (the “Plan”) for 2005 and succeeding fiscal years.  Under the Plan, the individuals listed on Exhibit 99.1 hereto and certain other senior employees will be eligible to earn an annual incentive cash bonus for each year based on the Company’s performance and the participant’s personal performance.  Participants’ annual incentive bonus opportunity shall range from 5% to 20% of base salary, 50% of which shall be based on how the growth rate of the Company’s funds from operations (“FFO”) compares to the median growth rate of FFO for the retail property sector as published by the National Association of Real Estate Investment Trusts (“NAREIT”).  The remaining 50% at the 10% and above bonus levels shall be at the Company’s discretion.  The amounts of, and targets for, the annual incentive bonus are set forth on Exhibit 99.2 hereto under the column entitled “Cash Bonus as a % of Salary,” which Exhibit 99.2 is incorporated into this filing in its entirety.

Participants will also be eligible to receive grants of long-term restricted stock in accordance with the Inland Retail Real Estate Trust 2005 Equity Award Plan.  Such grants shall be based upon how the Company’s FFO compares to the median growth rate of FFO for the retail sector as reported by NAREIT and the participant’s individual performance.  Such grants, if any, could range from 5% to 20% of base salary, 50% of which shall be based upon how the growth rate of the Company’s FFO compares to the median growth rate of FFO for the retail property sector as published by the NAREIT.  The remaining 50% shall be at the Company’s discretion.  The amounts of, and targets for, the annual grants of long-term restricted stock are set forth on Exhibit 99.2 hereto under the column entitled “Stock Grant Award as a % of Salary,” which Exhibit 99.2 is incorporated into this filing in its entirety.

Participants will also be eligible to receive grants of options to purchase common stock in accordance with the Inland Retail Real Estate Trust 2005 Equity Award Plan.  Such grants shall be based upon how the Company’s FFO compares to the median growth rate of FFO for the retail sector as reported by NAREIT and the participant’s individual performance.  Such grants, if any, could range from 5% to 20% of base salary, 50% of which shall be based upon how the growth rate of the Company’s FFO compares to the median growth rate of FFO for the retail property sector as published by the NAREIT.  The remaining 50% shall be at the Company’s discretion.  The amounts of, and targets for, the annual grants of options to purchase common stock are set forth on Exhibit 99.2

Also at its January 27, 2006 meeting, the Board of Directors of the Company established a Value Creation Model bonus plan for its development division.  Certain employees of the Company, including John DiGiovanni, are eligible for a cash bonus pursuant to the Value Creation Model bonus plan.  The eligible employees under the Value Creation Model bonus plan are not eligible for cash bonuses in the Senior and Executive Officer Incentive Plan.  Eligible employees under the Value Creation Model bonus plan are able to earn a cash bonus based on the performance of certain of the Company’s development projects and stock and option grants pursuant to the Senior and Executive Officer Incentive Plan.  A summary of the Value Creation Model bonus plan is attached as Exhibit 99.3 hereto, which Exhibit 99.3 is incorporated into this filing in its entirety.

Section 9.01 -	Financial Statements and Exhibits

Item 9.01(c)	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	2006 Salaries of Executive Officers

99.2	Senior and Executive Officer Incentive Plan

99.3	Value Creation Model Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	Chief Executive Officer and President
Date:	February 2, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	2006 Salaries of Executive Officers

99.2	Senior and Executive Officer Incentive Plan

99.3	Value Creation Model Bonus Plan